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                                                                    EXHIBIT 10.4


                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (the "Agreement") by and between American Airlines, Inc., a Delaware corporation ("AA"), The SABRE Group, Inc., a Delaware corporation ("TSG"), The SABRE Group Holdings, Inc., a Delaware corporation ("Holdings") (which is the parent of TSG), and AMR Corporation, a Delaware corporation ("AMR") (which is the parent of both AA and Holdings), is dated as of July 1, 1996.

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                 (a) "AA Balance" means, with respect to an Interest Period, the average net daily balance of funds owed by AA to TSG as set forth in the intercompany account maintained by AA pursuant to Section 2.03 hereof, which shall equal the quotient of (i) the sum of the balances of TSG Advances (as subsequently defined herein) that have not been repaid by the close of business on each day of the applicable Interest Period divided by (ii) the number of days in the Interest Period.

                 (b) "AA Excess Cash" means the remainder of (i) the aggregate amount of cash held by AA for itself or its wholly-owned subsidiaries, or expected to be deposited in its cash accounts on any Business Day, that is not needed to meet the daily cash requirements (including any amounts AA's lenders require it to maintain on deposit) of AA and its wholly-owned subsidiaries minus (ii) any outstanding AA Advances.

                 (c) "Advances" means AA Advances (as subsequently defined herein) and/or TSG Advances, as applicable.

                 (d) "Business Day" means a day on which banks are not required or permitted to close in New York City or Dallas, Texas.

                 (e) "cash" shall mean, at any date, the sum of (i) cash and cash equivalents as such cash and cash equivalents are reflected on the consolidated balance sheet of TSG or AA, as applicable, plus (ii) any outstanding TSG Advances (in the case of cash of TSG) or AA Advances (in the case of cash of
                 AA).

                 (f) "Equipment Trust Certificate" means equipment pass through certificates or equipment trust certificates issued by AA as to which an





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                 opinion of counsel shall have been delivered to the effect that the benefits of Section 1110 of the United States Bankruptcy Code, as amended, or any successor statute are or should be available.

                 (g) "Excess Cash" means AA Excess Cash and/or TSG Excess Cash, as applicable.

                 (h) "Guarantee" by any person means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 (i) "Interest Period" means each calendar month ending after the date of this Agreement and prior to the termination of this Agreement and any portion of a calendar month during which this Agreement terminates.

                 (j)  "Interest Rate" shall have the meaning ascribed to it in
                 Section 2.04(c) or (d), as applicable.

                 (k) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, TSG or any of its subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 (l) "Management Services Agreement" means the Management Services Agreement effective July 1, 1996 between AA and TSG, as it may be amended from time to time. If the Management Services Agreement is terminated prior to the termination of this Agreement, any references to the Management Services Agreement after the termination of the Management Services Agreement shall mean the version of the Management Services Agreement in effect immediately prior to the termination of the Management Services Agreement.





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                 (m)  "Net Debt" of any person means, at any date, the
                 remainder of (i) without duplication, the sum of (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (C) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (E) all indebtedness of others secured by a Lien on any asset of such person, whether or not such indebtedness is assumed by such person and
                 (F) all indebtedness of others Guaranteed by such person minus
                 (ii) cash. Net Debt of any person includes the Net Debt of its consolidated subsidiaries.

                 (n) "Rating Agencies" means Moody's Investors Services, Inc. ("Moody's") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successors thereto that are nationally recognized rating agencies, and if no such service nor any successor thereto shall remain in the business of rating corporate debt obligations, a nationally recognized rating agency in the United States of America mutually satisfactory to AA and TSG.

                 (o) "Revolver" means the Credit Agreement dated as of January 5, 1996 among AA, the banks listed therein, the managing agents listed therein, the co-agents referred to therein, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                 (p) "TSG Balance" means, with respect to an Interest Period, the average net daily balance of funds owed by TSG to AA as set forth in the intercompany account maintained by AA pursuant to Section 2.03 hereof, which shall equal the quotient of (i) the sum of the balances of AA Advances that have not been repaid by the close of business on each day of the applicable Interest Period divided by (ii) the number of days in the Interest Period.

                 (q) "Total Capital" of TSG means, at any date, the sum of Net Debt of TSG (and its consolidated subsidiaries) plus the TSG's stockholders' equity as such stockholders' equity is reflected on TSG's consolidated balance sheet dated as of the last day of the Interest Period for which the TSG Risk Component is being determined (prepared on a basis and in a manner mutually satisfactory to AA and TSG).

                 (r) "TSG Excess Cash" means the remainder of (i) the aggregate amount of cash held by TSG for itself or its wholly-owned subsidiaries, or expected to be deposited in its cash accounts on such Business Day, that is not needed to meet the





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                 daily cash requirements (including any amounts TSG's lenders require it to maintain on deposit) of TSG and its wholly-owned subsidiaries minus (ii) outstanding TSG Advances.

                                   ARTICLE II

                                    ADVANCES

         SECTION 2.01. Advances from AA to TSG. On each Business Day, as soon as reasonably practicable, and in any event not later than 12:30 p.m. (New York City time), TSG shall provide notice to AA of its needs to borrow cash (including the needs of its wholly-owned subsidiaries) (a "TSG Cash Requirement"). If on any Business Day, TSG has a TSG Cash Requirement and has notified AA of such TSG Cash Requirement in accordance with the preceding sentence, AA will, not later than 1:30 p.m. (New York City time), advance an amount equal to the TSG Cash Requirement to TSG (each such advance is an "AA Advance" regardless of whether it is an advance from AA Excess Cash, the proceeds of an AA short term credit facility or any other source). AA hereby covenants to TSG that it will maintain the capacity, either through cash, its own credit facilities or any other mechanism, to make AA Advances up to the maximum amount set forth in Section 2.07 hereof. Any interest payable by TSG on an AA Advance (other than interest payable upon or after termination of this Agreement) shall be treated (effective as of the first day of the following Interest Period) as a separate AA Advance for the purposes of this Agreement. Each AA Advance under this Section 2.01 shall be deemed to be made by AA notwithstanding the fact that such AA Advance may involve cash of one or more subsidiaries of AA.

         SECTION 2.02. Advances from TSG to AA. On each Business Day, as soon as reasonably practicable, and in any event not later than 12:30 p.m. (New York City time), (a) TSG shall provide notice to AA of the amount of TSG Excess Cash and (b) AA shall provide notice to TSG of its needs to borrow cash (including the needs of its wholly-owned subsidiaries) ("AA Cash Requirement") (provided, however, if an Offset (as subsequently defined) has occurred, then AA shall provide notice of its needs to borrow cash to TSG by 12:30 p.m. at least two business days prior to the day on which it desires to borrow cash from TSG).
If on any Business Day there is TSG Excess Cash, AA has an AA Cash Requirement and AA has notified TSG of such AA Cash Requirement in accordance with the preceding sentence, TSG will, not later than 1:30 p.m. (New York City time), advance TSG Excess Cash up to the amount of the AA Cash Requirement to AA (each such advance is a "TSG Advance"). Notwithstanding the foregoing, if an Offset has occurred, TSG shall not be required to make any TSG Advance, but may, in its sole discretion, make such TSG Advance. Any interest payable by AA on a TSG Advance (other than interest payable upon or after termination of this Agreement) shall be treated (effective as of the first day of the following Interest Period) as a separate TSG Advance for the purposes of this Agreement. Each TSG Advance under this Section 2.02 shall be deemed to be made by TSG notwithstanding the fact that such TSG Advance may involve cash of one or more subsidiaries of TSG.





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         SECTION 2.03.  Intercompany Account.  AA shall maintain a ledger in which all AA Advances and TSG Advances and all repayments of Advances shall be recorded. AA shall give TSG access, during normal business hours, to such ledger and the other records relating to Advances and payments made with respect thereto. AA shall have until the 15th day following the end of each Interest Period to make any calculations required to be made by it under the provisions of this Agreement.

         SECTION 2.04  Interest.

                 (a) Subject to the other provisions of this Section 2.04, interest shall accrue at the applicable interest rates set forth below (each an "Interest Rate"). Interest shall be calculated on the basis of a 365-day year (or a 366 day year in a leap year) for the actual number of days elapsed. Interest payments for Interest Periods ending (i) prior to the termination of this Agreement shall be treated as Advances pursuant to Sections 2.01 and 2.02 herein, as applicable, on the first day of the following Interest Period and (ii) on the termination of this Agreement shall be payable on the 15th day following the termination of this Agreement (each an "Interest Payment"). Any Advances and Interest Payments for the final Interest Period not repaid when they become due and payable upon the termination of this Agreement as provided in Section
                 3.04 shall bear interest from and after the required date of payment to the date of payment at a rate per annum equal to the prime rate established by The Chase Manhattan Bank, N.A. (or its successor) during the period in which such payments are overdue. It is the intent of the parties hereto that the Interest Rates set forth in Sections 2.04(c) and (d) approximate the rate of interest that the parties would be required to pay to borrow money under a credit facility with a third party lender, although the parties acknowledge that in some instances such Interest Rates may be greater or less than the prevailing interest rate established by the market.

                 (b) The interest payable by AA under this Agreement shall be calculated by multiplying the monthly Interest Rate specified in Section 2.04(c) hereof by the AA Balance for the applicable Interest Period. The interest payable by TSG under this Agreement shall be calculated by multiplying the monthly Interest Rate specified in Section 2.04(d) hereof by the TSG Balance for the applicable Interest Period. The Interest Payment required to be made by each party is independent of the Interest Payment required to be paid by the other party, and interest may be paid by both AA and TSG for any given Interest Period. Except for interest payable upon or after the termination of this Agreement, accrued interest shall not be paid by either party but shall be treated as an additional Advance to the party determined to owe such interest, as provided in Section 2.01 or 2.02 hereof, as applicable. AA shall calculate the amount of interest payable by both AA and TSG for each Interest Period and provide notice thereof to TSG not later than 12:30 p.m. (New York City time) on the 15th day following the last day of the Interest Period in respect





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                 of which such interest accrues.  Upon the request of TSG, AA shall promptly provide TSG with a calculation of any such Interest Payment, together with reasonable support therefore.

                 (c) The Interest Rate per annum applicable to AA for any TSG Advance made during an Interest Period shall equal the sum of the rates determined in subsections (i) and (ii) below:

                          (i) An interest component to cover the incremental credit risk assumed by TSG in loaning money to AA (the "AA Risk Component") equal to the difference between the fair market sector curve rates (the "Market Rates") for securities with three month maturities as set forth in Bloomberg's Financial Services (if Bloomberg does not publish a list of fair market sector curve rates, the fair market sector curve rates set by the successor to Bloomberg shall apply; and if no such successor sets fair market sector curve rates, such rates set by a nationally recognized entity (mutually satisfactory to AA and TSG) that sets fair market sector curve rates in the United States of America shall apply) at the end of the Interest Period of (a) securities with an S&P credit rating of "A" and (b) securities with the credit rating assigned to AA's senior unsecured long term debt at the end of the Interest Period by both Rating Agencies (if no such long term debt of AA is rated by the Rating Agencies, the Rating Agency credit ratings shall be deemed to be one level below the credit ratings assigned to the most recent issue of AA's Equipment Trust Certificates at the end of the Interest Period by both Rating Agencies). The calculations required to be made under this subsection shall be subject to the provisions of subsections (f) and (g) of this Section 2.04.

                          (ii) an interest component representing TSG's cost of funds calculated to equal the average investment return on funds TSG has invested in the investment accounts in which it invests TSG Excess Cash and any funds needed to meet TSG's daily cash requirements (including amounts that TSG's lenders require it to maintain on deposit) during the Interest Period.

                 (d) The Interest Rate per annum applicable to TSG for any AA Advance made during an Interest Period shall equal:

                          (i) in the case the actual or Implied Credit Rating (as defined in subsection (h) of this Section 2.04) of TSG is above an S&P credit rating of "B" or the equivalent thereof or if AA has AA Excess Cash from which it may make AA Advances (regardless of such rating), then the Interest Rate shall be equal to the sum of the rates determined in subsections (A) and
                          (B) below:





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                                  (A)  an interest component to cover the
                                  incremental credit risk assumed by AA in loaning money to TSG (the "TSG Risk Component") equal to the difference between the Market Rates at the end of the Interest Period of (a) securities with an S&P credit rating of "A" and (b) securities with the Implied Credit Rating.

                                  (B) an interest component representing AA's cost of funds calculated to equal the higher of (1) any of the actual rates of interest (including fees and expenses incurred in obtaining or maintaining any facility specifically for the purpose of making an AA Advance, but not including any fees and expenses incurred in connection with obtaining or maintaining any facility for AA's general use) charged to AA on any debt AA draws on to make an AA Advance during the Interest Period (the "Debt Rate") and (2) the average investment return on funds AA has invested in the investment accounts in which it invests AA Excess Cash and any funds needed to meet AA's daily cash requirements (including amounts that AA's lenders require it to maintain on deposit) for the Interest Period (the "Investment Rate"). If AA is required to borrow funds to make AA Advances during an Interest Period, the Interest Rate for that Interest Period shall be calculated on a pro rata basis between the Debt Rates (if applicable pursuant to the preceding sentence) and the Investment Rate based on the actual amounts and lengths of time corresponding to AA's borrowings to make the AA Advances.

                          (ii) in the case the actual or Implied Credit Rating (as defined in subsection (h) of this Section 2.04) of TSG is an S&P credit rating of "B" or the equivalent thereof (or is actually below an S&P credit rating of "B" or the equivalent thereof, but is imputed to be an S&P credit rating of "B" or the equivalent thereof pursuant subsection (g) of this
                          Section 2.04) and AA does not have AA Excess Cash from which to make AA Advances, then the Interest Rate shall be the lower of the interest rates determined in subsection (A) or (B) below:

                                  (A)  the sum of (1) the borrowing cost that
                                  would be incurred by AA to draw on the
                                  Revolver to make the AA Advance plus (2) the TSG Risk Component.

                                  (B)  the sum of (1) the cost at which TSG
                                  could borrow funds from an unrelated party in an arm's length transaction plus (2) 1/2 of the Euro-Dollar Margin (as defined in the Revolver) that AA is or would be required to pay on a Euro-Dollar Loan (as defined in the





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                                  Revolver) drawing at the time of the AA
                                  Advance.

                          For the purposes of this subsection (ii), if the Revolver is no longer in effect, the parties hereto shall make all calculations as if the Revolver were still in effect.

                 (e) All calculations shall be performed by AA and shall be subject to the dispute resolution mechanisms set forth in
                 Section 3.01.

                 (f) If in any case the Rating Agency credit ratings are not the same, then the higher of the two credit ratings will apply unless there is more than one level of difference between the credit ratings (one level of difference is a difference equal to the difference between BBB and BBB- for S&P or Baa1 and Baa2 for Moody's, for example), in which case the credit rating will be deemed to be the average of the credit ratings (rounded down in the event the average falls between two levels). If only one Rating Agency rates such securities, then the rating applied by that Rating Agency shall be used.

                 (g) If in any case the Rating Agency credit rating is below an S&P credit rating of "B" or the equivalent thereof, the calculations required to be made under this Agreement shall be made as if such rating were an S&P credit rating of "B" or the equivalent thereof.

                 (h) The "Implied Credit Rating" for TSG shall be as set forth in the following table:

                 ---------------------------------------------------------
                    STATUS     LEVEL I    LEVEL II    LEVEL III   LEVEL IV
                 ---------------------------------------------------------
                 IMPLIED S&P      A          BBB         BB           B
                    CREDIT
                    RATING
                 ---------------------------------------------------------

                          "Level I Status" exists for any Interest Period if TSG's ratio of Net Debt to Total Capital, as determined as of the last day of the Interest Period for which the Level is being determined, is less than .2 : 1.0.

                          "Level II Status" exists for any Interest Period if TSG's ratio of Net Debt to Total Capital, as determined as of the last day of the Interest Period for which the Level is being determined, is equal to or greater than .2 : 1.0 but less than .4 : 1.0.

                          "Level III Status" exists for any Interest Period if TSG's ratio of Net Debt





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                          to Total Capital, as determined as of the last day of
                          the Interest Period for which the Level is being determined, is equal to or greater than .4 : 1.0 but less than 1.1 : 1.0.

                          "Level IV Status" exists for any Interest Period if TSG's ratio of Net Debt to Total Capital, as determined as of the last day of the Interest Period for which the Level is being determined, is equal to or greater than 1.1 : 1.0.

                          If at any time during the term of this Agreement, TSG's senior unsecured long term debt or other similar debt is rated by one or more of the Rating Agencies, no Implied Credit Rating shall be computed and all calculations shall be based on the actual credit rating or ratings determined by the Rating Agencies, subject to subsections (f) and (g) of this
                          Section 2.04.

         SECTION 2.05. Repayment. If on any Business Day during the term of this Agreement, a net balance (i.e. the net balance of all Advances, repayments and deemed Advances of both parties made under this Agreement) is owed by either party, then the party which owes such net balance shall use any available Excess Cash it has on such Business Day to repay such net balance on the first Business Day on which such Excess Cash is available. Any repayment not made on a day that is a Business Day or made after 1:00 p.m. (New York City time) on a Business Day shall be deemed to have been made on the next succeeding Business Day. During the term of this Agreement, all Advances received by either party under this Agreement shall be offset against and shall be treated as repaid to the extent of any Advances made by such party to the other party. Upon termination of this Agreement, any Advances that have not theretofore been repaid as provided in the two immediately preceding sentences or otherwise will become immediately due and payable in full. All TSG Advances must be repaid by AA so that there is no balance (excluding any interest accrued during the current Interest Period) owing from AA to TSG at the close of business on any March 31, June 30, September 30 or December 31 (or the close of business on the Business Day preceding any such date if such date is not a Business Day) during the term of this Agreement (each a "Quarterly Payment Date"). If AA fails to repay any advance on a Quarterly Payment Date or within five Business Days after the termination of this Agreement, TSG may, at its option, offset (an "Offset") the amount owing to TSG from AA under this Agreement against an equivalent amount owing from Holdings to AMR under the Debenture dated July 2, 1996 in the aggregate original principal amount of $850,000,000 (the "Debenture"). If TSG is entitled to make an Offset as set forth under the preceding sentence but no amount is owing under the Debenture, TSG (or Holdings at the direction of TSG) may, at its option, offset (also an "Offset") the amount owing to TSG from AA under this Agreement against an equivalent amount of debt owing to AA or AMR from TSG or Holdings. The debt to be offset pursuant to the preceding sentence shall be mutually agreed upon by the parties. TSG shall send written notice of its election to take an Offset to AA and AMR on the day that it elects to take the Offset.

        [SECTION 2.06.  Intentionally omitted]

         SECTION 2.07. Maximum Borrowings. The sum of all AA Advances outstanding at any





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time shall not exceed $300,000,000.  The sum of all TSG Advances outstanding at any time shall not exceed $100,000,000. Neither TSG nor AA shall be required to make any Advances in excess of these maximum amounts. Interest that accrues pursuant to Section 2.01 or 2.02 after the applicable maximum borrowing amount set forth in this Section 2.07 has been reached shall be considered an Advance notwithstanding the limits set forth in this Section.

         SECTION 2.08. Requirement to Borrow. TSG shall not borrow any funds from any person other than AA in order to satisfy its short-term financial requirements unless such borrowing is either consented to by AA in writing or AA has not provided the funds it is required to provide under this Agreement within 2 Business Days after TSG makes an appropriate request hereunder and complies with all terms provided for herein. If TSG has borrowed any funds from any person other than AA in accordance with the preceding sentence, (a) it will borrow funds from AA under this Agreement to repay such borrowings as soon as AA makes funds available and (b) it will seek to borrow any additional funds from AA pursuant to the terms of this Agreement before it seeks to obtain funds from any person other than AA. When both AA and TSG have Cash Requirements, TSG shall be permitted to borrow funds from a person other than AA, notwithstanding the foregoing provisions of this Section 2.08 if AMR determines, in its sole discretion subject to Section 3.01, at the time TSG requires such borrowing, that it is a better value for AMR to permit TSG to borrow from such person other than AA than to require TSG to borrow under the credit facility established by this Agreement.

         SECTION 2.09. Usury. All agreements between the parties, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by either party exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to either party in excess of the maximum lawful amount, the interest payable to such party shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance either party shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the party deemed to have made such payment. All interest paid or agreed to be paid to either party shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the parties. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Agreement, the indicated rate ceiling specified in such article is the applicable ceiling; provided that; if any applicable law permits greater interest, the law permitting the greatest interest shall apply.





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                                  ARTICLE III

                                 ADMINISTRATION

         SECTION 3.01 Disputes All disputes under this Agreement shall be handled in the manner provided for in Article 16 of the Management Services Agreement.

         SECTION 3.02. Method of Payment. Any transfer of funds required to be made pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to (a) in the case of a transfer to AA, account no. 910-1-019884 in the name of American Airlines, Inc. at The Chase Manhattan Bank, N.A. (New York, New York) (ABA no. 021000021) ("Chase") or (b) in the case of a transfer to TSG, account no. 910-2-763654 in the name of The SABRE Group, Inc. at Chase, or such other accounts as either party may designate for itself.

         SECTION 3.03. Limitations on Liability. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses (including expenses or higher interest rates incurred in order to obtain alternative financing sources) suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the wilful misconduct or gross negligence of such party or a breach by such party. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. The provisions of this Section 3.03 shall survive any termination of this Agreement.

         SECTION 3.04. Term of the Agreement. This Agreement commences on the date of this Agreement first set forth above and will continue until June 30, 1999. Notwithstanding the foregoing, this Agreement may be sooner terminated, without liability to the terminating party:

         (a) by either party, upon 30 days' notice to the other, if AMR ceases to beneficially own 50% or more of the stock of either TSG or AA.

         (b)  by either party, immediately upon notice to the other, if

                 (i) that other party makes a general assignment of all or substantially all of its assets for the benefit of its creditors;

                 (ii) that other party applies for, consents to or acquiesces in the appointment of a receiver, trustee, custodian or liquidator for its business or all or substantially all of its assets;

                 (iii) that other party files, or consents to or acquiesces in a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or

                 (iv) a petition seeking relief or reorganization under any bankruptcy or insolvency laws is filed against that other party and is not dismissed within 90 days after it was filed.

         (c) by either party, immediately upon notice to the other party, if that other party's material breach of this Agreement continues uncured or uncorrected for 30 days after both the nature of that breach and the necessary cure or correction has been agreed upon by the parties or otherwise determined by the dispute resolution procedure described in Section 3.04.

         (d) by either party, immediately upon notice to the other party, if the Management Services Agreement has been terminated.

         (e) by AA, upon 90 days' notice to TSG, if the Information Technology Services Agreement, dated July 1, 1996 between AA and TSG, has been terminated prior to its stated expiration date.

         SECTION 3.05. Confidentiality. Confidentiality of matters will be maintained in the manner set forth in Article 10 of the Management Services Agreement.

         SECTION 3.06. Successors and Assigns. Matters regarding succession and assignment shall be determined in the manner set forth in Article 19 of the Management Services Agreement.

         SECTION 3.07. No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

         SECTION 3.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, except that any administrative matters not addressed herein shall be addressed in the manner set forth in the Management Services Agreement.

         SECTION 3.09. Amendment. This Agreement may not be amended except by a written instrument signed by the parties hereto.

         SECTION 3.10. Waivers. Either party hereto may (a) extend the time for performance of any of the obligations or other act of the other party or
(b) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term in any other situation or a waiver of any other term of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

         SECTION 3.11. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         SECTION 3.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 3.13. Notices. All notices required hereunder shall be given in the manner set forth in the Management Services Agreement.

         SECTION 3.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas, without giving effect to the principles of conflict of laws of such State.

         SECTION 3.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, AMR, AA, Holdings and TSG have caused this Agreement to be executed on the date first above written.

                                        AMR CORPORATION



                                        By: /s/ Charles D. MarLett
                                           -----------------------------------
                                        Its: Corporate Secretary
                                            ----------------------------------


                                        AMERICAN AIRLINES, INC.



                                        By: /s/ Jeffery M. Jackson
                                           -----------------------------------
                                        Its: Vice President - Corporate
                                            ----------------------------------
                                        Development and Treasurer
                                        --------------------------------------


                                        The SABRE Group Holdings, Inc.


                                        By: /s/ Michael J. Durham
                                           -----------------------------------
                                        Its: President
                                            ----------------------------------


                                        THE SABRE GROUP, INC.



                                        By: /s/ Michael J. Durham
                                           -----------------------------------
                                        Its: President
                                           -----------------------------------